UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

__________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 1, 2005

__________________________

PC MALL, INC.

(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	000-25790	95-4518700
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2555 West 190th Street, Suite 201

Torrance, California 90504

(Address of Principal Executive Offices) (Zip Code)

(310) 354-5600

(Registrant’s telephone number,

including area code)

(Former Name or Former Address, if Changed Since Last Report)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On September 1, 2005, we entered into an Amended and Restated Loan and Security Agreement (the “Agreement”) by and among us, certain of our subsidiaries, Wachovia Capital Finance Corporation (Western), and certain other financial institutions. The Agreement is dated as of and is effective as of August 1, 2005, and amends and restates the Loan and Security Agreement, dated March 7, 2001, as subsequently amended, entered into by and among us, certain of our subsidiaries, Congress Financial Corporation (Western) (as predecessor in interest to Wachovia Capital Finance Corporation (Western)).

The Agreement contains substantially the same terms contained in the Loan and Security Agreement, as amended, except that:

•

The credit facility provided under the Agreement is now a syndicated facility under which Wachovia Capital Finance Corporation (Western) serves as administrative and collateral agent for the other lenders, and as a result the agreement contains customary provisions relating to relations among the syndicate members, the agent, and the borrowers;

•	Credit card receivables are included in the borrowing base up to $7.5 million;
•	Up to $5.0 million of receivables from our former subsidiary, eCOST.com, Inc., will be included in the borrowing base;
•	The maturity date of the credit facility is extended from March 7, 2007 to March 7, 2008; and
•	The credit limit available under the facility is increased from $75.0 million to $100.0 million.

We incurred lender fees at closing of approximately $187,500 in connection with the Agreement including a line increase fee of $82,500, a syndication fee of $25,000 and an extension fee of $100,000. Pursuant to the terms of the Agreement, we will also incur unused line fees of 0.25% per annum, assessed on the unused portion of the credit facility up to $60.0 million, unless at any time outstanding borrowings under the facility exceed $75.0 million, at which time the unused line fees will be assessed on the unused portion of the credit facility up to $80.0 million. Previously, the unused line fee was assessed on the unused portion of the credit facility up to $60.0 million.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the terms of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. Certain of the lenders or agents under the Agreement are or were lenders or agents under credit facilities previously extended to us.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit	Description

10.1

Amended and Restated Loan and Security Agreement, dated as of August 1, 2005, by and among the Registrant, certain subsidiaries of the Registrant, Wachovia Capital Finance Corporation (Western) and certain other financial institutions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC MALL, INC.

Date: September 7, 2005	By: /s/ Theodore R. Sanders
Theodore R. Sanders
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1

Amended and Restated Loan and Security Agreement, dated as of August 1, 2005, by and among the Registrant, certain subsidiaries of the Registrant, Wachovia Capital Finance Corporation (Western) and certain other financial institutions.